                                                                      Ex-99.(a)

                           WELLS FARGO MASTER TRUST

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST

                                     DATED
                               FEBRUARY 10, 2010

                             DECLARATION OF TRUST
                                      OF
                           WELLS FARGO MASTER TRUST

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS.....................................................   1
ARTICLE II THE TRUSTEES...................................................   3
   Section 1. Management of the Trust.....................................   3
   Section 2. Initial Trustees; Election and Number of Trustees...........   3
   Section 3. Term of Office of Trustees..................................   3
   Section 4. Age Limitation of Trustees..................................   3
   Section 5. Vacancies; Appointment of Trustees..........................   3
   Section 6. Temporary Vacancies or Absence..............................   4
   Section 7. Chairman; Lead Trustee......................................   4
   Section 8. Action by Trustees..........................................   5
   Section 9. Meetings of the Trustees; Required Notice...................   5
   Section 10. Committees.................................................   5
   Section 11. Audit Committee............................................   6
   Section 12. Audit Committee Financial Expert...........................   6
   Section 13. Nominating and Governance Committee........................   6
   Section 14. Ownership of Trust Property................................   7
   Section 15. Effect of Trustees Not Serving.............................   7
   Section 16. Trustees as Interestholders................................   7
   Section 17. Compensation of Trustees...................................   7
   Section 18. Evaluation of Trustees.....................................   7
ARTICLE III POWERS OF THE TRUSTEES........................................   7
   Section 1. Powers......................................................   7
   Section 2. Certain Transactions........................................  10
ARTICLE IV SERIES; CLASSES; INTERESTS.....................................  11
   Section 1. Establishment of Series or Class............................  11
   Section 2. Interests...................................................  11
   Section 3. Investment in the Trust.....................................  12
   Section 4. Assets and Liabilities of Series............................  12
   Section 5. Ownership and Transfer of Interests.........................  13
   Section 6. Status of Interests; Limitation of Interestholder Liability.  13
ARTICLE V DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES, AND ALLOCATIONS.  14
   Section 1. Book Capital Account Balances...............................  14
   Section 2. Allocation of Net Profits and Net Losses....................  14
   Section 3. Power to Modify the Foregoing Procedures....................  15
ARTICLE VI DISTRIBUTIONS AND REDEMPTIONS..................................  15
   Section 1. Distributions...............................................  15
   Section 2. Determination of Net Income.................................  15
   Section 3. Redemptions.................................................  16
   Section 4. Determination of Net Asset Value............................  16
   Section 5. Suspension of Right of Redemption...........................  16

ARTICLE VII INTERESTHOLDERS' VOTING POWERS AND MEETINGS........................ 17
   Section 1. Voting Powers.................................................... 17
   Section 2. Meetings of Interestholders...................................... 18
   Section 3. Quorum; Required Vote............................................ 18
   Section 4. Inspectors of Election........................................... 18
ARTICLE VIII CONTRACTS WITH SERVICE PROVIDERS.................................. 19
   Section 1. Investment Adviser............................................... 19
   Section 2. Principal Underwriter............................................ 19
   Section 3. Transfer Agency, Accounting, Administration and Other Services... 19
   Section 4. Custodian........................................................ 19
   Section 5. Parties to Contracts with Service Providers...................... 20
ARTICLE IX EXPENSES OF THE TRUST AND SERIES.................................... 20
ARTICLE X LIMITATION OF LIABILITY AND INDEMNIFICATION.......................... 21
   Section 1. Limitation of Liability.......................................... 21
   Section 2. Mandatory Indemnification........................................ 21
   Section 3. Indemnification of Interestholders............................... 23
   Section 4. Contractual Modification of Duties............................... 23
ARTICLE XI OFFICERS............................................................ 23
   Section 1. General.......................................................... 23
   Section 2. Election, Tenure and Qualifications of Officers.................. 23
   Section 3. Vacancies and Newly Created Offices.............................. 24
   Section 4. Removal and Resignation.......................................... 24
   Section 5. President........................................................ 24
   Section 6. Chief Compliance Officer......................................... 24
   Section 7. Chief Legal Officer.............................................. 24
   Section 8. Anti-Money Laundering Officer.................................... 24
   Section 9. Treasurer and Assistant Treasurers............................... 25
   Section 10. Secretary and Assistant Secretaries............................. 25
   Section 11. Authority to Execute and File Applications for Exemptive Relief. 25
   Section 12. Compensation of Officers........................................ 26
   Section 13. Surety Bond..................................................... 26
ARTICLE XII MISCELLANEOUS...................................................... 26
   Section 1. Trustee Action; Expert Advice; No Bond or Surety................. 26
   Section 2. Record Dates..................................................... 26
   Section 3. Dissolution or Termination of a Class, Series or the Trust....... 26
   Section 4. Reorganization................................................... 28
   Section 5. Declaration...................................................... 28
   Section 6. Derivative Actions............................................... 28
   Section 7. Applicable Law................................................... 28
   Section 8. Amendments....................................................... 29
   Section 9. Fiscal Year...................................................... 29
   Section 10. Severability.................................................... 29
   Section 11. Principal Office................................................ 29
   Section 12. Maintenance and Inspection of the Books......................... 29

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                           WELLS FARGO MASTER TRUST

   This Declaration of Trust, made on March 10, 1999, and amended and restated on March 26, 1999, August 19, 1999 November 25, 2002 and February 8, 2005, creates a Delaware business trust, and by the November 25, 2002 restatement, a Delaware statutory trust, for the investment and reinvestment of money and property received by the Trust from time to time. The Trustees declare that all money and property received by the Trust shall be held and managed in trust pursuant to this Declaration. The name of the Trust created by this Declaration is Wells Fargo Master Trust (known prior to the November 25, 2002 restatement as Wells Fargo Core Trust).

                                   ARTICLE I
                                  DEFINITIONS

   Unless otherwise provided or required by the context:

   (a) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act;

   (b) "Board" means the Board of Trustees of the Trust as described in Article II of this Declaration;

   (c) "Book Capital Account" means, with respect to any Interestholder, the Capital Account maintained for such Interestholder on a daily basis in accordance with Article V of this Declaration of Trust;

   (d) "By-Laws" means the By-Laws of the Trust if adopted by the Trustees, as amended from time to time;

   (e) "Class" means the class of Interests of a Series established pursuant to
Article IV;

   (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

   (g) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

   (h) "Covered Person" means a person so defined in Article X, Section 2;

   (i) "Declaration" shall mean this Amended and Restated Declaration of Trust as amended, modified, supplemented or restated from time to time.

   (j) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Statutory Trusts," as amended from time to time, and as interpreted by the Delaware courts;

   (k) with the valuation procedures of the Trust as approved by the Board of Trustees; as follows:

   (l) "Interestholder" means a record owner of Interests of the Trust;

   (m) "Interests" means the equal proportionate non-transferable units of interest into which the beneficial interest of the Trust is divided from time to time (including whole and fractional Interests), or if more than one series or class of interests is authorized by the Trustees, the equal proportionate non-transferable units of interest into which each series or class of interests is divided from time to time;

   (n) "Majority Interestholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act of a Class, a Series, or the Trust as the case may be;

   (o) "Net Losses" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of the business on the first day of the period, after any additional contributions made on such date, over the Net Asset Value of the Series at the close of business on the last day of such period, prior to any distribution being made;

   (p) "Net Profits" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of business on the first day of the period, after any distribution being made with respect to such period, over the Net Asset Value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date;

   (q) "Outstanding Interests" means Interests shown in the books and records of the Trust or its transfer agent as then issued and outstanding, but does not include any Interests that have been repurchased or redeemed by the Trust and are being held in the treasury of the Trust;

   (r) "Percentage Interest" shall mean, with respect to any Interestholder, as of any day, the ratio (expressed as a percentage) of such Interestholder's Book Capital Account, as of close of business on the preceding day to the aggregate Book Capital Accounts of all Interestholders as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions, and allocations through such preceding day.

   (s) "Trust" means Wells Fargo Master Trust, created hereby;

   (t) "Trustee" means a person serving as a Trustee in accordance with Article II, in his capacity as such, and "Trustees," when used collectively, means the Trustees acting collectively as the Board;

   (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or by the Trustees on behalf of the Trust or any Series.

                                  ARTICLE II
                                 THE TRUSTEES

   Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Board, and the Trustees shall have all powers necessary or desirable, convenient or incidental, to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary, desirable, convenient or incidental, to promote the interests of the Trust. To the extent allowable under federal and state law, the Board may delegate any or all of its responsibilities to one or more appropriate officers of the Trust and/or any other person. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

   Section 2. Initial Trustees; Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Declaration prior to its amendment and restatement. The number of Trustees (other than the initial Trustees) shall be such number as is fixed from time to time by a majority of the Trustees; provided, that the number shall, at all times, be at least two
(2). The Interestholders shall elect the Trustees only if required by the 1940 Act, on such dates as the Trustees may fix from time to time. Otherwise, the Trustees other than the initial Trustees shall be appointed by the other Trustees as provided herein.

   Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or has become physically or mentally incapacitated or is otherwise unable to serve fully, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Interestholders by a vote of at least two-thirds of the Outstanding Interests if required by Section 16(c) of the 1940 Act as interpreted by the staff of the Commission. Notwithstanding the foregoing, each Trustee shall retire from service on the Board no later than the end of the calendar year in which such Trustee reaches the age of 74, or such other time as may be determined by an appropriate resolution of the full Board, including a majority of the remaining Trustees.

   Section 4. Age Limitation of Trustees. No person shall stand for election or be appointed as a Trustee if such person has already reached the age of 75.

   Section 5. Vacancies; Appointment of Trustees. Whenever a vacancy in the Board exists, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, except that the Trustee appointed may not be an Interested Person if the appointment of an Interested Person would cause a violation of the 1940 Act, and the person must meet the qualification standards set out in Section 4. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by an appropriate resolution, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has signed this Declaration or otherwise accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act, and Interestholders are entitled to vote on such appointments only if expressly required under the 1940 Act.

   The death, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy on the Board shall occur, until such vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board. In the event of the death, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's investment adviser(s) are empowered to appoint new Trustees subject to the provisions of
Section 16(a) of the 1940 Act.

   Notwithstanding the foregoing, all of the initial Trustees may resign by written instrument to be effective on the date specified in the instrument ("Resignation Instrument"). However, before resigning as permitted in this paragraph, the initial Trustees shall determine and set forth in the Resignation Instrument the number of Trustees of the Trust (subject to the Trustees' power to change the number as detailed in Section 2 of this Article) and shall appoint their successors.

   Section 6. Temporary Vacancies or Absence. Whenever a vacancy in the Board exists, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated or is otherwise unable to serve fully, the remaining Trustees shall have all the powers hereunder and their certification as to such vacancy, absence, or incapacity or inability shall be conclusive. To the extent permitted under the 1940 Act, any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

   Section 7. Chairman; Lead Trustee. The Board may appoint one or more of its members to be Chairman or Co-Chairmen of the Board. References to the Chairman in this Declaration shall be construed to include any such Co-Chairmen, acting singly or jointly as the context requires. The Chairman shall preside at all meetings of the Trustees, and shall have such other powers and responsibilities and any limitations thereon as the Trustees may determine from time to time. Absent an express declaration otherwise by an appropriate resolution of the Board, the Chairman is not considered an officer of the Trust and shall not have the powers or duties of an officer of the Trust.

   In addition to a Chairman, the Board may appoint one or more Trustees as "Lead Trustee(s)" to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings, and with such other powers and responsibilities and any limitations thereon as the Trustees may determine from time to time. Except for any duties specified in or pursuant to this section, the designation of Chairman or Lead Trustee does not impose on such Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board.

   Section 8. Action by Trustees. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present, in person or by proxy, or by written consent of a majority of the Trustees (or such greater number as may be required by applicable law) without a meeting. Unless a higher amount is required by this Declaration, by Board resolution, or the 1940 Act, a quorum of the Trustees at a meeting shall be one-third of the total number of Trustees, present in person or by proxy, but no less than two Trustees present in person. An action of a majority of the Trustees present in person or by proxy, or acting by written consent, shall constitute action by the Trustees except to the extent otherwise required by the 1940 Act, this Declaration or by Board resolution. Any Trustee may grant a proxy to any other Trustee to the extent (and in the manner) permitted by Delaware law.

   Section 9. Meetings of the Trustees; Required Notice. Unless required under this Declaration or under the 1940 Act, the Trustees may act with or without a meeting. All of the Trustees or any one of them may participate in a meeting by means of a conference call or similar communication equipment, provided that all participants may hear each other, and participation in a meeting pursuant to such communication equipment shall constitute presence at the meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed in accordance with the 1940 Act. Unless required otherwise by this Declaration, Board resolution or by the 1940 Act, any action of the Trustees may be taken without a meeting by written consent of a majority of the Trustees.

   Meetings of the Trustees may be called orally or in writing by the Chairman, if any, or by any two other trustees. Regular meetings of the Trustees may be held without call or notice at a place and time fixed by Board resolution of the Trustees. Notice of any other meeting shall, and notice of any regular meeting may, be given to each Trustee by first class mail sent at least three business days before the meeting, by overnight delivery sent at least two business days before the meeting, or by telephone, facsimile, email or other electronic mechanism sent to his or her home or business address at least twenty-four hours before the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject only to any express limitation in the 1940 Act, the Board, by majority vote, may delegate to any Trustee(s), officer(s), or any other individual(s), the authority to approve particular matters or take particular action on behalf of the Trust, including adjournment of any meeting to another time and place. Written consents or waivers of the Trustees may be executed in one or more counterparts, and may be provided and delivered to the Trust by facsimile, email or other similar electronic mechanism.

   Section 10. Committees. To facilitate certain requirements under the 1940 Act, the Trust shall have a standing Audit Committee and a standing Nominating and Governance Committee (collectively, the "Standing Committees"). The Trustees may designate other committees of the Board. The Trustees shall determine the number of members of each committee, and may determine the quorum for each committee, and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee other than the Standing Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the full Board. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect except as agreed by the committee. The Trustees may delegate to any committee any of its powers, subject only to the express limitations of the 1940 Act.

   Committees may act with or without a meeting. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it deems proper and desirable if the Board does not determine otherwise. In the absence of the adoption of such rules, a majority of the committee shall constitute a quorum, and a committee shall act at a meeting by the vote of a majority of the members present, or without a meeting by written consent of a majority of the committee members.

   Section 11. Audit Committee. The Audit Committee is responsible for
(a) recommending independent accountants for selection by the Boards,
(b) reviewing the scope of audit, accounting and financial internal controls and the quality and adequacy of each Trust's accounting staff with the independent accountants and such other persons as may be deemed appropriate,
(c) reviewing, as necessary, with the accounting staff and the independent accountants the compliance of transactions between each Trust and any affiliated persons of the Trust, (d) reviewing reports of the independent accountants, and (e) making themselves directly available to the independent accountants and responsible officers of the Trusts for consultation on audit, accounting and related financial matters. The Board may expand or clarify the responsibilities of the Audit Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Audit Committee.

   Section 12. Audit Committee Financial Expert. The Audit Committee may appoint one or more of its members to be the Audit Committee Financial Expert if such Trustee(s) meets the attributes as outlined in Form N-CSR. The Audit Committee Financial Expert will not be deemed an "expert" for any purpose as a result of being designated as such. The designation does not impose on such Trustee any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Audit Committee and Board.

   Section 13. Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the Interestholders at any required Interestholder meeting and a person to be appointed to fill any vacancy occurring on the Board. Notwithstanding this section, the nomination and selection of those Trustees who are not Interested Persons shall be committed to the discretion of the Trustees who are not Interested Persons so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act or relies on one or more of the Rules under the 1940 Act that condition reliance thereon on such commitment. The Board may expand or clarify the responsibilities of the Nominating and Governance Committee by adopting a committee charter or otherwise, but may not narrow the responsibilities set forth here without the consent of the Nominating and Governance Committee.

   Section 14. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. No Interestholder shall have any interest in specific property of the Trust or of any Series or any right of partition or possession thereof, but each Interestholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the assets of the Trust or Series represented by Interests.

   Section 15. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of any one or more or all of the Trustees, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

   Section 16. Trustees as Interestholders. Subject to any restrictions that the Trustees may establish, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Interests to the same extent as any other Interestholder. The Trustees are not required to be Interestholders of the Trust, although the Board may adopt a policy to encourage such Interest ownership.

   Section 17. Compensation of Trustees. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for expenses as may be fixed from time to time by the Trustees. The Chairman, any Lead Trustee and any committee chairman may receive such additional compensation as may be fixed from time to time by the Trustees. Nothing herein shall be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services. Nothing herein shall be construed to preclude the employment of any Trustee for advisory, management, legal, accounting, investment banking, or other services and payment for the same by the Trust.

   Section 18. Evaluation of Trustees. The Trustees shall conduct an evaluation at least once annually regarding the performance and effectiveness of the Board and the Committees. Such evaluation shall consider factors such as the effectiveness of the Board and Committee structures and the number of Funds overseen by each Trustee.

                                  ARTICLE III
                            POWERS OF THE TRUSTEES

   Section 1. Powers. The Board shall have full, exclusive and complete power and discretion to manage and control the business and affairs of the Trust, and to make all decisions affecting the business and affairs of the Trust. No Interestholder or assignee of Interests, as such, shall have any authority, right or power to bind the Trust or to manage or control, or to participate in the management or control of, the business and affairs of the Trust in any manner whatsoever. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, desirable, convenient or incidental in the management of the Trust. To the fullest extent permitted by applicable law, the Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust, and to dispose of the same. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject only to any express limitation in the 1940 Act, this Declaration or contained in any Board resolution, the Trustees' power and authority shall include, without limitation, the power and the authority:

   (a) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary, proper or convenient to conduct such a business;

   (b) To subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency, foreign currencies and related instruments), and securities (including, without limitation, common and preferred stocks, equity interests and securities, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, and futures contracts) issued, guaranteed, or sponsored by, without limitation, any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, partnership, limited liability company, trust, or other business entity organized under the laws of the United States (including a registered investment company or any series thereof, subject to the provisions of the 1940
Act) or under foreign laws without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such property of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

   (c) To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them;

   (d) To elect and remove such officers of the Trust and appoint and terminate such agents of the Trust as they deem appropriate;

   (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or by resolution of the Board, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

   (f) To employ and terminate such employees at the expense of the Trust to assist the Trustees as they deem necessary to carry out any of the purposes of this Declaration;

   (g) To retain one or more investment advisers, administrators, or transfer agents, with any such sub-service providers as the investment advisers, administrators, or transfer agents shall recommend or retain;

   (h) To provide for the distribution of Interests either through a Principal Underwriter as provided herein or by the Trust itself, or both, and, subject to applicable law, to adopt a distribution plan of any kind;

   (i) To set record dates in the manner provided for herein or in the By-Laws;

   (j) To delegate such authority as they consider desirable to such of their number or to officers, employees or agents of the Trust including, without limitation, the ability to perform actions or execute instruments in the name of the Trust, the name of the Trustees or otherwise as the Trustees may deem necessary, desirable or convenient;

   (k) To sell or exchange any or all of the assets of the Trust, subject to
Article XII, Section 3;

   (l) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and, if necessary, to execute and deliver powers of attorney delegating such power to other persons;

   (m) To establish separate and distinct Series, each with its own defined investment objectives and policies and distinct investment purposes, and with separate Interests representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

   (n) To incur and pay all expenses that in the Trustees' opinion are necessary or incidental to carry out any of the purposes of this Declaration; to pay reasonable compensation to themselves as Trustees from the Trust Property or the assets belonging to any appropriate Series or Class; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series or Class, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

   (o) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, revenue, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Series or Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

   (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

   (q) To make distributions of income and of capital gains to Interestholders in the manner hereinafter provided for;

   (r) To borrow money or other property, issue evidence of indebtedness or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation, subject only to the requirements of the 1940 Act and any other applicable law;

   (s) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then serving, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

   (t) To purchase, and pay for out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Interestholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim;

   (u) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Interests; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Interests; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or property of the Trust or of the particular Series with respect to which such Interests are issued;

   (v) To definitively interpret the investment objectives, policies and limitations of the Trust or any Series; and

   (w) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, desirable or convenient to accomplish any purpose or to further any of the foregoing powers, and to take any other action in connection with or incidental to the foregoing business or purposes, objects or powers.

   The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Board or the Trustees. Any action by one or more of the Trustees in their capacity as Trustee(s) shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Board and the Trustees.

   Section 2. Certain Transactions. Except as expressly prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, acting as principal, or have any such dealings with any investment adviser, administrator, principal underwriter or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, or broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                  ARTICLE IV
                          SERIES; CLASSES; INTERESTS

   Section 1. Establishment of Series or Class. The Board may divide the Trust into one or more Series. The Trustees may divide any Series into one or more Classes of Interests. The Initial Trustees shall establish the initial Series and Classes of each Series by written unanimous consent. Each additional Series or division of Series into Classes may be established by any permissible action of the Trustees, including by resolution at a meeting. The Trustees may designate the relative rights and preferences of the Interests of each Series. If a Series is divided into Classes, each Class of a Series shall represent an undivided beneficial interest in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class shall be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Interests and need not issue any Interests. Each Share of a Series shall represent an equal undivided beneficial interest in the net assets of such Series except to the extent affected by expense allocations. Each holder of Interests of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series except to the extent affected by expense allocations. Upon redemption of his or her Interests, such Interestholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class.

   Section 2. Interests. The beneficial interest in the Trust shall be divided into Interests of one or more separate and distinct Series or Classes established by the Trustees. The number of Interests of each Series and Class is unlimited and each Interest shall have a par value (if any) as the Trustees may determine from time to time. All Interests issued hereunder shall be fully paid and nonassessable. Interestholders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Interestholder approval, to: (i) issue original or additional Interests at such times and on such terms and conditions as they deem appropriate; (ii) issue fractional Interests and Interests held in the treasury; (iii) establish and change in any manner Interests of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine; (iv) divide or combine the Interests of any Series or Classes into a greater or lesser number;
(v) classify or reclassify any unissued Interests of any Series or Classes into one or more Series or Classes of Interests; (vi) abolish and/or liquidate any one or more Series or Classes of Interests; (vii) issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and (viii) take such other action with respect to the Interests as the Trustees may deem desirable. Interests held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Interests. Except as expressly required under the 1940 Act or conferred under other applicable law, Interestholders shall have no right to obtain or inspect any information regarding Interest ownership, and may not obtain or inspect an Interestholder list, except as the Trustees may expressly authorize.

   Section 3. Investment in the Trust. The Trust may accept investments in any Series from any persons and in any form, subject to such limitations or terms as they may from time to time impose. Unless the Board directs otherwise, such investments, subject only to the express requirements of the 1940 Act, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3. Investments in a Series shall be credited to each Interestholder's account in the form of full Interests at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Interests, or (c) determine the Net Asset Value per Share of the initial investment. The Trustees shall have the right to refuse to accept investments, or any investment, in any Series at any time without any cause or reason whatsoever.

   Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees or officers of the Trust between and among one or more Series as the Trustees or officers deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Interestholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees or officers of the Trust between or among any one or more of the Series or Classes in such manner as the Trustees or officers deem fair and equitable. Each such allocation shall be conclusive and binding upon the Interestholders of all Series or Classes for all purposes.

   Without limiting the foregoing, but subject to the right of the Trustees or officers of the Trust to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided in this Declaration, none of the debts, liabilities, obligations, expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of a Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of the Delaware Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Interestholder or former Interestholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

   Section 5. Ownership and Transfer of Interests. The Trust or Transfer Agent shall maintain a register containing the names and addresses of the Interestholders of each Series and Class thereof, the number of Interests of each Series and Class held by such Interestholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Interestholders of record and the number of Interests held by them from time to time. Interests shall be uncertificated unless expressly authorized by the Trustees. The Trustees may authorize the issuance of certificates representing Interests and adopt rules governing their use. The Trustees may make rules governing the transfer of Interests, whether or not represented by certificates. No Interestholder shall be entitled to payments of distributions nor to any notice given, until it has given its address to such officer or agent as shall keep the register.

   Section 6. Status of Interests; Limitation of Interestholder Liability. Interests shall be deemed to be personal property giving Interestholders only the rights provided in this Declaration. Every Interestholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Interestholder, as such, shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Interestholders, as such, shall have the same limitation of personal liability as is extended to Stockholders of a private corporation for profit organized under The General Corporation Law of the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Interestholder or Trustee or any other Series.

                                   ARTICLE V
                DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES,
                                AND ALLOCATIONS

   Section 1. Book Capital Account Balances. A Book Capital Account shall be maintained for each Interestholder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Interestholder to purchase or increase its interest in the Series and with its share of the Series' Net Profits, shall be charged with such Interestholder's share of the Series Net Losses, distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Interestholders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

   (a) The Book Capital Account Balances of Interestholders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make such calculations may be delegated to the custodian, fund accountant or any other person as the Trustees may determine;

   (b) Notwithstanding any other provision of this Declaration, the Book Capital Accounts and any related accounts (including without limitation tax capital accounts, gross appreciation [unrealized gains] accounts, and gross depreciation [unrealized loss] accounts of the Interestholders and the Series shall at all times be determined and maintained in compliance with Treasury Department Regulation (S) 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe in their absolute discretion, such policies for the maintenance of such Accounts as they consider comply with requirements of the Code.

   Section 2. Allocation of Net Profits and Net Losses.

   (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among Interestholders of that Series in proportion to their respective interest in the Series, determined as of the opening of business on such day.

   (b) Except as otherwise provided in this Section, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury Department Regulations (S) 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Interestholder of that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with Section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees.

   (c) Expenses of a Series, if any, which are borne by any Interestholder of that Series in its individual capacity shall be specially allocated to that Interestholder;

   (d) Notwithstanding subparagraphs (b) and (c), in the event that any Interestholder of a Series unexpectedly receives any adjustments, allocations or distributions described in Treasury Department Regulations (S) 1.704(b)(2)(ii)(d)(4) through (S) 1.704(b)(2)(ii)(d)(6), items of income (including gross income) and gain of that Series shall be specially allocated to such Interestholder in an amount and manner sufficient to eliminate the deficit balance in the Interestholder's Book Capital Account, (S) 1.704-1(b)(2)(ii)(d) created by such adjustments, allocations or distributions as quickly as possible. Any special allocations of income and gain of a Series pursuant to this subparagraph shall be taken into account in computing subsequent allocations of income and gain of that Series pursuant to this Article, so that the net amount of any items of that Series so allocated and the income, gain, loss, deduction and all other items of that Series allocated to each Interestholder pursuant to this Article shall, to the extent possible, equal the net amount that would have been allocated to each such Interestholder pursuant to the provisions of this Article if such special allocations had not been made.

   Section 3. Power to Modify the Foregoing Procedures. Notwithstanding any other provision of this Article, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustee's judgment, the Trust as a whole), and/or (b) the allocations of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Interestholders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VI
                         DISTRIBUTIONS AND REDEMPTIONS

   Section 1. Distributions. The Trustees may distribute periodically to the Interestholders of each Series of Interests an amount approximately equal to the net income of that Series, as determined by the Trustees or as they may authorize in their discretion. The Trustees also may distribute from time to time to the Interestholders of any one or more Series an amount equal to all or part of the gain realized on the sale or disposition of the assets of the Series or all or part of the principal of the Trust or Series. The amount and payment of distributions and their form, whether they are in cash, Interests or other Trust Property, shall be determined by the Trustees in their discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Interests of a particular Series shall be distributed pro rata to the Interestholders of that Series in proportion to the number of Interests of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Interestholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

   Section 2. Determination of Net Income. In determining the net income of each Series or Class of Interests for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and
(b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider fairly chargeable and fairly applicable to income for that period or any earlier period. The net income of each Series or Class for any period may be adjusted for amounts included on account of net income in the net asset value of Interests issued or redeemed or repurchased during that period. In determining the net income of a Series or Class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required under such decree.

   Section 3. Redemptions. As required under the 1940 Act, each Shareholder of a Series shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or any part of his or her Interests at a redemption price per Interest equal to the Net Asset Value per Share determined as of such time as the Trustees shall have prescribed by resolution, less any applicable charges or sales loads. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Class or Series under the Securities Act of 1933 and/or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interests for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interests issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amounts due and owing by a Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

   Section 4. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Interests of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Interest to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Interests shall be determined separately for each Series or Class as of such times and dates as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day such Exchange is open for trading.

   Section 5. Suspension of Right of Redemption. If, as referred to in
Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the

Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter, Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Interestholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                                  ARTICLE VII
                  INTERESTHOLDERS' VOTING POWERS AND MEETINGS

   Section 1. Voting Powers. The Interestholders shall have the right to vote only on matters as expressly required under the 1940 Act or under the law of Delaware applicable to statutory trusts. This Declaration shall not confer any independent right to Interestholders to vote for any matter, including the creation, operation, dissolution, or termination of the Trust. The Interestholders shall have the right to vote on other matters only as the Trustees may consider desirable, and so authorize. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Interestholders' right to vote on any specific matter, the Interestholders' right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Trustees or the Interestholders.

   Currently, the 1940 Act requires that Interestholders have the right to vote, under certain circumstances, to: (a) elect Trustees; (b) approve investment advisory agreements and amendments thereto; (c) approve a change in subclassification; (d) approve any change in fundamental investment policies;
(e) approve a distribution plan and amendments thereto under Rule 12b-1 of the 1940 Act; and (f) terminate the Trust's independent public accountant. The Interestholders may vote on any additional matter only as the Trustees may consider desirable, and so authorize. Interestholders have the right to call special meetings and vote to remove Trustees but only if and to the extent that the Commission staff takes the position by rule, interpretation or other release that Section 16(c) of the 1940 Act gives them such right.

   On any matter that requires Interestholder approval under the 1940 Act, whether Interestholders are required to vote by Series or Class shall be determined by reference to the express requirements of the 1940 Act. On other matters submitted to a vote of the Interestholders in the discretion of the Trustees, or for which the 1940 Act does not expressly specify the voting procedure, all Interests shall be voted in the aggregate and not by Series or Class unless the Trustees determine otherwise. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy or in any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Interestholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Interests may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Interests of a Series are issued, as to that Series the Trustees may exercise all rights of

Interestholders and may take any action required or permitted to be taken by Interestholders by law, or this Declaration.

   Section 2. Meetings of Interestholders. There shall be no annual Interestholders' meeting unless required by law. The first Interestholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate, unless such action is taken by consent of Interestholders. Special meetings of the Interestholders of any Series or Class may be called by the Trustees. Only if required under Section 16(c) of the 1940 Act, as interpreted by the staff of the Commission, special meetings shall be called by the Trustees upon the written request of Interestholders owning at least ten percent of the Outstanding Interests of the Trust entitled to vote for purposes of removing a Trustee. Interestholders shall be entitled to at least fifteen calendar days notice of any meeting, given as determined by the Trustees.

   A meeting of the Interestholders may be called at any time by the Board, and notice of such meeting shall be given by the Board, any Trustee, the Chairman, or other officer of the Trust. The notice shall specify the place, date and hour of the meeting, and the general nature of the business to be transacted. Meetings of Interestholders shall be held at any place designated by the Board. In the absence of any such designation, Interestholders' meetings shall be held at the principal executive offices of the Trust.

   Section 3. Quorum; Required Vote. One-third of the Outstanding Interests of each Series or Class, or one-third of the Outstanding Interests of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Interestholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any Interestholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Interests represented at the meeting, either in person or by proxy. Any adjourned session of a Interestholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is expressly required by the 1940 Act, if a quorum is present at a meeting, an affirmative vote of a majority of the Outstanding Interests of the Trust voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust. However, if the 1940 Act requires, or this Declaration permits, or the Trustees determine, that Interests be voted on any matter by Series or Classes, then a majority of the Outstanding Interests of that Series or Class (or, if required by law, a Majority Interestholder Vote of that Series or Class) voted in person or by proxy shall decide that matter insofar as that Series or Class is concerned. Interestholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law or this Declaration) of the Outstanding Interests of the Trust or of such Series or Class, as the case may be.

   Section 4. Inspectors of Election. One or more officers may serve as chairman of an Interestholder meeting, and unless otherwise designated by the Board, any officer or the chairman may also serve as inspector(s) of election at the meeting. No formal appointment of inspectors of election is required for any officer or the chairman to:

    (a) Determine the number of Interests outstanding and the voting power of each, the Interests represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

    (b)Receive votes, ballots or consents;

    (c)Hear and determine all challenges and questions in any way arising in connection with the right to vote;

    (d)Count and tabulate all votes or consents;

    (e)Determine when the polls shall close;

    (f)Determine the result; and

    (g)Do any other acts that may be proper to conduct the election or vote with fairness to Interestholders.

                                 ARTICLE VIII
                       CONTRACTS WITH SERVICE PROVIDERS

   Section 1. Investment Adviser. The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers. The Interestholders of the Trust or any Series shall have the right to vote to approve investment advisory contracts to the extent such approval is required under the 1940 Act.

   Section 2. Principal Underwriter. The Trustees may enter into one or more distribution contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Interests by the other party, either directly or through sales agents, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Interests of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Interests, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

   Section 3. Transfer Agency, Accounting, Administration and Other Services. The Trustees, on behalf of the Trust or any Series or Class, may enter into one or more transfer agency, accounting, administration contracts and contracts for such other services necessary or appropriate to carry out the business and affairs of the Trust with any party or parties on terms and conditions acceptable to the Trustees and may authorize any such entity to employ one or more sub-contractors.

   Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody under arrangements that meet the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on

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behalf of the Trust or any Series, may enter into one or more contracts with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

   Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract with any entity, even if one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, Interestholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Interestholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair to the Trust and not inconsistent with this Declaration.

   Each contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal.

                                  ARTICLE IX
                       EXPENSES OF THE TRUST AND SERIES

   Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees, from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Interests; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining their existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Interestholder reports and delivering them to Interestholders; expenses of meetings of Interestholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration or notice fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities incurred by any Trustee or officer of the Trust acting as such in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Trust or the Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Interestholders thereto, for

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

the reimbursement to them of any such expenses or disbursements, or for any losses or liabilities to which they become subject in their capacity as Trustees.

                                   ARTICLE X
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

   Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future (each a "Covered Person," and collectively the "Covered Persons"), shall be personally liable therefor. Notwithstanding any provision in this Article X, neither the investment adviser, Principal Underwriter or other service providers, nor any officers, employees or other agents of such entities, shall be indemnified pursuant to this Article X, except that dual officers, employees or other agents of the Trust and such entities shall be entitled to indemnification pursuant to this
Article X but only to the extent that such officer, employee or other agent was acting in his or her capacity as an officer, employee or agent of the Trust in the conduct that gave rise to the claim for indemnification. No Covered Person shall be liable to the Trust or to any Interestholder for any loss, damage or claim incurred by reason of any act performed or omitted by such Covered Person in good faith on behalf of the Trust, a Series or a Class, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Declaration, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person's bad faith, gross negligence, willful misconduct or reckless disregard of the duties involved in the conduct of his or her office.

   Section 2. Mandatory Indemnification. (a) Subject only to the express limitations in the 1940 Act, other applicable laws, and sub-paragraph
(b) below, the Trust or the appropriate Series shall indemnify each of its Covered Persons to the fullest extent permitted under the 1940 Act and other applicable laws, including, but not limited to, against all liabilities and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred in the settlement thereof.

   As used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

   (b) Notwithstanding any provision to the contrary contained herein, no Covered Person shall be entitled to indemnification for any liability arising by reason of such Covered Person's willful misfeasance, bad faith, gross negligence, or the reckless disregard of duties owed to the Trust ("disabling conduct").

   (c) No indemnification or advance shall be made under this Article X to the extent such indemnification or advance:

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

       (i) would be inconsistent with a provision of the Declaration, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

       (ii) would be inconsistent with any condition expressly imposed by a court in a judgment, order, or approval of a settlement.

   (d) Any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that the Covered Person was not liable by reason of disabling conduct by:

       (i) a final decision on the merits by a court or other body before whom the proceeding was brought; or

       (ii) in the absence of such a decision, by any reasonable and fair means established in accordance with, and subject to the requirements and limitations of, Section 17(h) of the 1940 Act and any interpretation thereunder by the Commission or its staff.

   (e) The rights of indemnification herein provided may be insured against by policies of insurance maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

   (f) To the maximum extent permitted by the 1940 Act and other applicable laws, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Article X shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Article X; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Article X; provided, however, that the Trust shall not be obligated to pay the expenses of any agent acting pursuant to a written contract with the Trust, except to the extent required by such contract.

   (g) Any repeal or modification of this Article X shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, affect any limitation on the liability of any Covered Person in an a manner that would be adverse to such Covered Person or affect any indemnification available to any Covered Person in a manner that would be adverse to such Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

   Section 3. Indemnification of Interestholders. If any Interestholder or former Interestholder of any Series shall be held personally liable solely by reason of his or her being or having been a Interestholder and not because of his or her acts or omissions or for some other reason, the Interestholder or former Interestholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability to the fullest extent permitted under the 1940 Act and other applicable laws. The Trust, on behalf of the affected Series, shall, at its discretion, be entitled to assume the defense of any claim made against such Interestholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

   Section 4. Contractual Modification of Duties. To the extent that, at law or equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust or any Series thereof or to any Interestholder, any such Covered Person acting under this Declaration shall not be liable to the Trust or any Series thereof or to any Interestholder for the Covered Person's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or limit the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                                  ARTICLE XI
                                   OFFICERS

   Section 1. General. The officers of the Trust shall be a President, a Chief Compliance Officer, a Chief Legal Officer, an Anti-Money Laundering Officer, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine. As specified in Section 7 of Article II, the Trustees may select one or more of their members to be Chairman or Co-Chairmen of the Board, and may, but need not, determine that such Chairman or Co-Chairmen shall be officer(s) of the Trust.

   Section 2. Election, Tenure and Qualifications of Officers. The Trustees shall appoint the President, Chief Compliance Office, Chief Legal Officer, Anti-Money Laundering Officer, Treasurer and Secretary of the Trust. The Trustees, President, or Chairman of the Trust may appoint Assistant Treasurers, Assistant Secretaries, or Other Officers. Each officer shall hold office until his or her successor shall have been appointed and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold more than one office, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Trustee or a Interestholder, unless specified otherwise by the Trustees.

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

   Section 3. Vacancies and Newly Created Offices. The Trustees may create any additional offices as they deem appropriate or desirable. Whenever a vacancy shall occur in any office or if any new office is created, such vacancy or new office may be filled by the Trustees, the President, or the Chairman as described in Section 2 of this Article.

   Section 4. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The President or Chairman may also remove any Assistant Treasurer, Assistant Secretary, or Other Officer with or without cause. Any officer may resign from office at any time by delivering a written resignation to the Trustees, President, or the Chairman. Unless otherwise specified therein, such resignation shall take effect upon delivery.

   Section 5. President. The President is the principal executive officer of the Trust and shall have the power and responsibility to perform all duties incidental to the office of President, subject to the Trustees' supervision, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board. In the absence of a Chairman, the President shall preside over meetings of the Board, unless the Trustees determine otherwise.

   Section 6. Chief Compliance Officer. The Chief Compliance Officer shall have the power and responsibility to administer the Trust's policies and procedures approved by the Board under Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall report to the Board at least annually regarding the operations of the policies and procedures of the Funds, each investment adviser, principal underwriter, administrator, and transfer agent, including any material changes made to such policies and procedures and any material compliance matters that have occurred since the date of the last report. The Board must approve the Chief Compliance Officer's compensation. Furthermore, the Board has the exclusive power to remove the Chief Compliance Officer from all responsibilities at any time for any reason. The Chief Compliance Officer shall have the power and responsibility to perform all acts incidental to the office of Chief Compliance Officer, subject to the supervision of the Trustees and shall perform such other duties as from time to time may be assigned by the Board.

   Section 7. Chief Legal Officer. The Chief Legal Officer is the attorney responsible for addressing legal issues. The Chief Legal Officer shall be responsible for receiving "up the ladder" reports from other attorneys regarding suspected securities laws violations. The Chief Legal Officer is responsible for inquiring and reporting any evidence of a material violation of securities laws or a breach of a fiduciary duty by a Fund or by any of officers, directors, employees or agents of the Trust reported to him or her. The Chief Legal Officer must take reasonable steps to cause the Trust to adopt appropriate responses to such reports of material violation.

   Section 8. Anti-Money Laundering Officer. The Anti-Money Laundering Officer is responsible for overseeing the Trust's anti-money laundering program pursuant to the USA

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

PATRIOT Act of 2001 and for developing and enforcing appropriate policies and procedures under the anti-money laundering program. The Anti-Money Laundering Officer shall have the power and responsibility to perform all acts incidental to the office of Anti-Money Laundering Officer, subject to the supervision of the Trustees and shall perform such other duties as from time to time may be assigned by the Board.

   Section 9. Treasurer and Assistant Treasurers. The Treasurer is the principal financial officer and principal accounting officer of the Trust. As such, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees as requested regarding the financial condition of each Series. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall have the power and responsibility to perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board.

   Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees, the Chairman, the President or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

   Section 10. Secretary and Assistant Secretaries. The Secretary shall record all resolutions, votes and proceedings of the meetings of Trustees and Interestholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust, unless the Trustees determine otherwise. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust other than those maintained by one or more service providers engaged by the Trust pursuant to the terms of this Declaration. The Secretary shall have the power and responsibility to perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, including, but not limited to, the authority to make, execute, deliver, amend and terminate, in the name and on behalf of the Trust, any and all contracts, agreements, instruments, filings, applications, notices, documents and other writings, except where required by law to be otherwise signed and executed or where the Trustees by resolution expressly delegate specific signing and execution authority to some other officer or agent of the Trust, and shall perform such other duties as from time to time may be assigned by the Board. In the absence of a Chairman or President, the Secretary shall preside over meetings of the Board, unless the Trustees determined otherwise.

   Any Assistant Secretary may perform such duties of the Secretary as the Trustees, the Chairman, the President or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

   Section 11. Authority to Execute and File Applications for Exemptive Relief. The officers of the Trust, including, without limitation, the President, Treasurer, any Assistant Treasurer, Secretary, any Assistant Secretary, or any of them are delegated the authority to prepare, execute and file with the Commission, any and all applications for exemptive orders, and any amendments or supplements thereto, that the officers believe are necessary, desirable or convenient.

   Section 12. Compensation of Officers. Each officer of the Trust may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

   Section 13. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                  ARTICLE XII
                                 MISCELLANEOUS

   Section 1. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion in accordance with the terms of this Declaration in good faith under the circumstances then prevailing shall be binding upon everyone interested or affected thereby. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and subject to the provisions of Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

   Section 2. Record Dates. The Trustees may fix in advance a date up to one hundred twenty (120) days before the date of any Interestholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of any other rights, or the date when any change or conversion or exchange of Interests shall go into effect as a record date for the determination of the Interestholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Interests. The Trustees may delegate to one or more Trustees or officers the authority to change, consistent with this section, any record date fixed by the Trustees, provided that any such change is entered into the minute books, and ratified by the Board at its next regular meeting after a change is made.

   Section 3. Dissolution or Termination of a Class, Series or the Trust.
(a) The Trust shall have perpetual existence. Notwithstanding the foregoing, the Trustees may, without Interestholder approval (unless the 1940 Act or other applicable law expressly provides otherwise):

       (i) sell and convey all or substantially all of the assets of the Trust or any Series or Class of a Series to another Class or to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a class or a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Class of a Series, and which may include interests of or interests in such entity, class or series thereof; or

       (ii) at any time sell and convey, or convert into money, all or substantially all of the assets of the Trust or any Series or Class of a Series; or

       (iii) dissolve, liquidate or terminate a Series, a Class of a Series, or the Trust.

   Upon payment or the making of reasonable provision for the payment of all known liabilities of the Trust or any affected Class or Series in either (i) or
(ii), by assumption or otherwise, the Trustees may distribute the remaining proceeds or assets (as the case may be) ratably among the Interestholders of the Trust or any affected Class or Series; however, the payment to the Interestholders of any particular Class or Series may be reduced by any fees, expenses or charges allocated to that Series or Class; and may dissolve the Trust or any affected Series or Class of a Series.

   (b) In determining whether to dissolve the Trust, a Series or a Class of a Series, the Trustees may take into account whether continuation of the Trust, Series or Class is in the best interests of the Trust, Series or such Class, or their respective Interestholders as a result of factors or events adversely affecting the ability of the Trust or such Series or Class to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust, Series or Class to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust, Series or Class or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust, Series or Class. If a majority of the Trustees determine that the continuation of the Trust, Series, or Class is not in the best interests of the Trust, such Series or Interestholders, such determination is conclusive and binding upon the Trust, Series, Class and their respective Interestholders.

   (c) Upon completion of the winding up of the affairs of the Trust and the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon dissolution (as defined in the Delaware Act) of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of Trust, which may be signed by any one Trustee, to be filed in accordance with the Delaware Act.

   (d) The dissolution or termination of a Series or a Class shall not affect the existence of the Trust or any other Series or Class. Upon completion of the winding up of the affairs of a terminated Series and the distribution of the assets pursuant to subparagraph (a), the Trustees shall, by Board resolution or other written instrument, record in the Trust's books and records that the Series or Class is terminated.

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

   Section 4. Reorganization. Unless Interestholder approval is expressly required under the 1940 Act, the Trustees may, without the need of any action or vote of the Interestholders or any other person or entity, (a) cause the Trust to merge or consolidate with or into one or more statutory trusts or other business entities (as defined under the Delaware Act), if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, or (b) cause the Trust to incorporate under the laws of Delaware.

   Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration or effect the adoption of a new governing Declaration of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any agreement of merger or consolidation or certificates of merger may be signed by any Trustee authorized by resolution of a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

   Section 5. Declaration. The original or a copy of this Declaration and of each amendment hereto or Declaration supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration and in any such restatements and/or amendment, references to this Declaration, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this Declaration as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration may be executed in any number of counterparts, originally or by power of attorney, each of which shall be deemed an original.

   Section 6. Derivative Actions. As expressly provided in the Delaware Act, Interestholders have the right to bring a derivative action if they meet the express requirements of Delaware law. However, no derivative action may be brought by Interestholders unless, in addition to any requirements of Delaware law, Interestholders owning not less than one-third of the Outstanding Interests of all Series of the Trust, or of the affected Series or Classes of the Trust, as the case may be, join in the bringing of the derivative action.

   Section 7. Applicable Law. This Declaration and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust,
(v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

   Section 8. Amendments. Because this Declaration does not confer any independent rights to Interestholders not expressly granted under Delaware law or the 1940 Act, this Declaration may be amended without Interestholder approval, and all Interestholders purchase Interests with notice that this Declaration may be so amended unless expressly required under the 1940 Act. The Trustees may, without any Interestholder vote, amend or otherwise supplement this Declaration by making an amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust; provided, that Interestholders shall have the right to vote on any amendment if expressly required under the 1940 Act or other applicable law, or submitted to them by the Trustees in their discretion.

   Section 9. Fiscal Year. The fiscal year of the Trust or specific Series within the Trust shall end on a specific date as determined by the Trustees in this Declaration or by resolution or other written instrument. The Trustees may change the fiscal year of the Trust, or any Series of the Trust without Interestholder approval.

   Section 10. Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the applicable regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

   Section 11. Principal Office. The principal office of the Trust shall be located in San Francisco, California, or in such other location as the Trustees may from time to time determine.

   Section 12. Maintenance and Inspection of the Books. The accounting books and records and minutes of proceedings of the Interestholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be

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

kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Except as expressly required under the 1940 Act or conferred under other applicable law, Interestholders shall have no right to obtain or inspect the books of the Trust, or to obtain or inspect any of the other information referenced in Section 3819 of the Delaware Act, except as the Trustees may expressly authorize. The Trustees may authorize that the books of the Trust or any of the other information referenced in Section 3819 of the Delaware Act be provided to or open to inspection by Interestholders under the conditions and regulations that the Trustees deem desirable.

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

   IN WITNESS WHEREOF, the undersigned, being the Trustees, have executed this Declaration on the 10/th/ day of February, 2010.


                                                --------------------------------
                                                Peter G. Gordon,
                                                as Trustee and not individually


                                                --------------------------------
                                                Isaiah Harris, Jr.,
                                                as Trustee and not individually


                                                --------------------------------
                                                Judith Johnson,
                                                as Trustee and not individually


                                                --------------------------------
                                                David Larcker,
                                                as Trustee and not individually


                                                --------------------------------
                                                Olivia Mitchell,
                                                as Trustee and not individually


                                                --------------------------------
                                                Timothy J. Penny,
                                                as Trustee and not individually


                                                --------------------------------
                                                Donald C. Willeke,
                                                as Trustee and not individually

                                      31